ESCROW AGREEMENT


         This Escrow Agreement (hereinafter this "AGREEMENT") is executed on this _____ day of October, 1997.

BY AND AMONG:

(I) U.S. Bank National Association dba Colorado National Bank, in its capacity as escrow agent (hereinafter the "ESCROW AGENT");

(II) __________, a __________, and UIH Argentina, Inc. ("UIHA"), a Colorado corporation (collectively, the "SELLERS"); and

(III) ___________, an Argentine corporation (the "BUYER").

The Sellers and the Buyer will be collectively and indistinctly referred to herein as the "PARTIES".

WHEREAS

The Parties have executed a Stock Purchase Agreement, dated as of October ___, 1997 (hereinafter the "Stock Purchase Agreement"), under which the Sellers have sold to Buyer, and Buyer has acquired from Sellers, all of Sellers' equity interests in certain Argentine companies.

By way of compensation for said purchase, Buyer bound itself to pay Sellers the selling price and Sellers bound themselves to compensate Buyer for certain items or matters that may cause damage to Buyer.

For the purposes described in the above paragraph, Sellers have committed to establish a deposit as security, in the manner as may be legally required to secure, whenever applicable, that Buyer will be paid the indemnification foreseen in the executed Stock Purchase Agreement.

Therefore, Sellers have proposed and Buyer has accepted that the Escrow Agent perform the duties inherent in such capacity.

FOR ALL THE AFOREMENTIONED, THE PARTIES AND THE ESCROW AGENT, BY MUTUAL CONSENT AND SUBJECT TO THE COVENANTS AND CONDITIONS BELOW, AGREE AS FOLLOWS:

ARTICLE ONE:  DEFINITIONS

The terms below defined shall, as used in this Agreement, mean:

BANK:  shall mean Colorado National Bank.

BUSINESS DAY: shall mean a day that the major banks are open for business in Denver, Colorado, USA and Buenos Aires, Argentina.

EFFECTIVE DATE: shall mean October ___, 1997, by which date the Escrow Funds must be actually transferred to and deposited in the Escrow Account.

ESCROW ACCOUNT: shall mean such account/s to be opened at the Bank, with such characteristics foreseen in Exhibit I to this Agreement.

ESCROW FUNDS: shall mean __________ United States Dollars (US$__________) that are transferred in escrow to serve as guarantee as provided in the Stock Purchase Agreement.

SELLERS' REPRESENTATIVE: shall mean UIHA or such other person as Sellers may designate in writing in the future. Sellers grant the Sellers' Representative sufficient power to interpret and/or modify and/or execute this Agreement and to sign any agreement related to the same.

STOCK PURCHASE AGREEMENT: shall mean the Stock Purchase Agreement executed between Sellers and Buyer on October ___, 1997, from which this Agreement is derived.

ARTICLE TWO:  PURPOSE

2.1. Buyer commits to transfer to the Escrow Agent the Escrow Funds so that the Escrow Agent shall, in furtherance of this Agreement, convey the ownership of the Escrow Funds and proceeds therefrom, in favor of Sellers and/or reconvey said ownership in favor of Buyer, as the case may be, in accordance with provisions hereunder.

2.2. The Escrow Agent will be responsible for maintaining, administering and distributing the Escrow Funds.

2.3. Sellers shall be benefited with the interest accrued on the Escrow Funds to the extent such interest is not required to be transferred to Buyer as provided in Article Nine hereof.

ARTICLE THREE:  APPOINTMENT OF ESCROW AGENT

To all effects foreseen in Article Two hereof, Buyer and Sellers appoint the Escrow Agent. Likewise, the Escrow Agent accepts such appointment in accordance with the terms and conditions hereof.

ARTICLE FOUR:  TRANSFER OF THE PROPERTY IN ESCROW

4.1. Buyer irrevocably agrees to transfer the Escrow Funds to the Escrow Agent in accordance with the terms and conditions of the Stock Purchase Agreement. The transfer of the ownership in escrow shall inure for the benefit of the Parties, as provided hereunder, with the Parties therefore becoming the sole beneficiaries of the escrow hereunder established, to the extent, for the time and under the terms hereunder established.

4.2. The Escrow Agent shall give notice to Buyer and Sellers' Representative on the Effective Date, about the compliance or lack of compliance with the transfer of the Escrow Funds in the manner foreseen in Section 4.1, to all applicable effects.

ARTICLE FIVE:  ESTABLISHMENT AND OPERATION OF THE ESCROW ACCOUNT

On the Effective Date the Escrow Agent will open the Escrow Account with the Bank. All net amounts received by the Escrow Agent as a consequence of the provisions hereunder shall be credited into the Escrow Account.

ARTICLE SIX:  INVESTMENTS

6.1. The Escrow Agent will invest and re-invest the Escrow Funds deposited with the Escrow Account and all interest accrued on such investments, as provided in
Exhibit I hereto, notwithstanding provisions under Section 2.3 as to the ownership of said interest. The proceeds from such investments will increase the balance standing on the Escrow Account. Any instructions from the Parties to the Escrow Agent with respect to the investment of the Escrow Funds shall be given in writing.

6.2. The Escrow Agent shall, for as long as this Agreement shall remain in force, maintain current the entry of all transactions made on the Escrow Account, describing all deposits made and the existing balances. Within the first ten (10) days of each calendar month, the Escrow Agent shall make available to the Parties an Escrow Account statement showing the transactions recorded thereon, including a description of all deposits and balances existing on the account.

6.3. Upon written request received from any Party, the Escrow Agent will deliver to each Party, through such persons therefor designated by them, all such information, clarifications, explanations and/or documentation related to the transactions on the Escrow Account. The Escrow Agent will allow the Parties and their independent advisors, during the Escrow Agent's working hours, reasonable access to its records related to the Escrow Funds and the Escrow Account, as may be required by any of the Parties, for the purposes of inspecting the books and records related to the Escrow Account, to the extent so allowed by the applicable laws and regulations.

6.4. The Escrow Agent commits to maintain the Escrow Account open for as long as this Agreement shall remain effective, in accordance with the terms and conditions under this Article.

ARTICLE SEVEN:  CERTAIN DUTIES OF THE PARTIES

Notwithstanding other duties that may be applicable to the Parties as provided hereunder, each Party commits to execute and deliver all such documents and carry out all such acts, at its sole expense, as may be reasonably required by the Escrow Agent during the life of this Agreement.

ARTICLE EIGHT:  LIABILITIES OF ESCROW AGENT; INDEMNITY

8.1. The Escrow Agent commits to comply with the duties entrusted to it under this Agreement, acting in good faith in its capacity as escrow agent. The Escrow Agent and its directors, officers, employees or agents will be liable only for such facts, actions or inactions as may deviate from the purpose of this Agreement and as may derive from their fault or fraud so adjudged through a final judgment issued by the competent courts. No action contrary to this Agreement or applicable legislation may be required from the Escrow Agent. The Escrow Agent will in no event be liable for acts performed in compliance with the instructions given by the Parties.

8.2. The Escrow Agent will only be liable for such duties hereunder established. With respect to issues not expressly herein provided for, the Escrow Agent will be bound to carry out only such acts and actions which are of a preserving nature. The Escrow Agent will, if applicable, adopt such measures as the Parties may jointly instruct in a letter substantially in the form set forth in Exhibit II to this Agreement; whenever such joint instruction shall be contrary to provisions under this Agreement, the Escrow Agent will proceed to act or fail to act as per the received instruction, which instruction shall prevail over the Agreement. Until the Escrow Agent has received such instruction, it will adopt, with respect to such issues, the proper preserving measures.

8.3. The Escrow Agent shall not be bound to file or continue any suit, action or court or administrative proceeding with relation to the Escrow Funds, unless the Escrow Agent shall have been instructed accordingly by all Parties, in which event the Escrow Agent shall be indemnified and held harmless against the consequences from any such process, suit, action or proceeding.

8.4. Sellers and Buyer shall hold the Escrow Agent harmless and, if applicable, indemnify the Escrow Agent, its officers, directors and controlling shareholders against any loss, claim, damages, liability or expense (including legal fees and expenses) resulting from this Agreement except in the event of fraud or gross fault so adjudged through a final judgment issued by competent courts.

ARTICLE NINE:  INSTRUCTIONS TO THE ESCROW AGENT

9.1. The Escrow Agent shall proceed to transfer the full ownership of all or part of the Escrow Funds as follows:

      (i) If the Escrow Agent receives a letter, substantially in the form set forth in Exhibit II to this Agreement, purportedly signed by Buyer and Sellers' Representative, with signatures and legal status duly certified by notary public, describing the amount of Escrow Funds to be released, then within 96 hours after the Escrow Agent receives such letter the Escrow Agent will release such amount as directed in such letter.

      (ii) The Escrow Agent will release to Sellers' Representative on December 1, 1997 the Escrow Funds in excess of $__________ then on deposit in the Escrow Account.

     (iii) If the Escrow Agent has not released all of the Escrow Funds 12 months after the Effective Date, then at that time the Escrow Agent will release the remainder of the Escrow Funds to Sellers' Representative.

     (iv) The Escrow Agent will release all interest accrued on the Escrow Funds to Buyer and Sellers' Representative at the time of the final release of Escrow Funds under this Section 9.1, and such release of accrued interest will be made to Buyer and Sellers' Representative in proportion to the cumulative amount of the portion of the Escrow Funds released to them.

9.2. With respect to the procedures described in Section 9.1, the Escrow Agent does not and will not incur any liability whatsoever for the release of the Escrow Funds so long as the Escrow Agent complies with such procedures, in which case any such liability will be borne by the applicable Parties.

ARTICLE TEN:  CONFIDENTIALITY

This Agreement, the operations contemplated hereunder and all such information related to such operations as the Escrow Agent may obtain in the performance of its duties are strictly confidential and must be kept secret; they may only be used by the Escrow Agent, its directors, officers, employees, agents and legal counsels for the purpose of this Agreement. Accordingly, the Escrow Agent must have the proper commitments from its directors, officers, employees, agents and external advisors. This section will not apply to or limit any Party's ability to make public announcements or disclosures as it may consider necessary or appropriate pursuant to the reporting requirements of U.S.A. securities laws or other applicable law, and will not limit Buyer's ability to disclose this Agreement in connection with sales of assets or joint ventures or financing arrangements of Buyer or its affiliates.

ARTICLE ELEVEN:  EXPENSES AND TAXES

11.1. Except as set forth in Section 11.2, all taxes, rates, contributions, expenses, costs and any other expenditure that arises or may arise in the future as a consequence hereof will be exclusively borne by Buyer and Sellers' Representative in proportion to the cumulative amount of the portion of the Escrow Funds released to them. The Escrow Agent will be authorized to debit from the Escrow Account all the amounts mentioned in this Article.

11.2. All costs incurred on account of the reception and deposit of the Escrow Funds according to the provisions hereof and the transfer and credit thereof to the Escrow Account with the Bank as well as those involved in the opening and maintenance of same, will be borne by Buyer. The Parties agree to and accept all the exchange, investment and any other kind of operations concerning the management of the Escrow Funds as well as the cost thereof, to be made by the Escrow Agent in accordance with the management instructions received in this Agreement as well as any other operations to be made by the Escrow Agent to credit the proper funds upon the termination hereof.

ARTICLE TWELVE:  ESCROW VALIDITY

This Agreement will become effective on the Effective Date and will be in force and valid, in principle, for a 12-month term as from the Effective Date; notwithstanding the aforesaid this Agreement may be extended as many times as may be applicable for the term agreed to by Sellers' Representative and Buyer in a joint notice to the Escrow Agent.

ARTICLE THIRTEEN: REPLACEMENT OF ESCROW AGENT; TERMINATION

13.1. The Escrow Agent may be replaced if any of the following events occurs:

      (i) The Escrow Agent resigns, which the Escrow Agent may do at any time by giving written notice to all Parties pursuant to Article Seventeen hereof. Such resignation shall be effective (a) 30 days after such notice has been deposited in the mail or (b) in the event of initial facsimile transmission, 30 days after the sending of such facsimile. If a successor escrow agent has not been appointed within such 30-day period, the Escrow Agent may petition any court of competent jurisdiction or may interplead the Parties in a proceeding for the appointment of a successor Escrow Agent, and all fees, including but not limited to extraordinary fees associated with the filing of interpleader, and expenses associated therewith shall be payable by the Parties.

      (ii) In the event that Escrow Agent files a petition for a creditors preventive meeting or is subject to bankruptcy proceedings or applies for its own bankruptcy or sponsors in court or out of court agreements with its creditors or if it were unable to pay its debts upon maturity, even before the commencement of the aforesaid proceedings or in the event of Escrow Agent's dissolution or liquidation.

      (iii) In the event that Escrow Agent fails to comply with any of its obligations hereunder and fails to remedy such default in a ten-day term counted as from the date of written notice by the Parties accordingly.

      and/or

      (iv) At any time if the Buyer and the Sellers' Representative agree in writing.

13.2. In any of the events provided under Section 13.1, this Agreement may be terminated by express notice to that effect at least thirty days in advance of any such termination. At the end of such thirty-day term, the Escrow Agent must make a final liquidation and deliver all the documentation corresponding to the Escrow Account and it will be released from its responsibilities and obligations hereunder, except for its obligation to render accounts and the responsibilities concerning the obligations arising during the validity hereof, except where the termination of the Agreement and the replacement of the Escrow Agent were with cause. Buyer and Sellers' Representative will appoint a new Escrow Agent within the aforesaid thirty-day period.

13.3. This Agreement will likewise terminate in advance when any change in applicable legislation renders this Agreement illegal or illegitimate or if due to any other reason the fulfillment hereof becomes impossible.

13.4 At the end of the term hereof, including the extensions, if any, the ownership of the Escrow Funds the title wherein has not been fully transferred to the Buyer, or previously released in favor of Sellers' Representative, will be transferred to Seller as provided in Section 2.1.

ARTICLE FOURTEEN:  ESCROW AGENT'S COMPENSATION

The remuneration of the Escrow Agent for the services rendered in connection with this Agreement is fixed in the amount of Two Thousand dollars ($2,000) in advance, per year or any portion thereof by way of direct commission payable by the Buyer.

ARTICLE FIFTEEN:  EXERCISE OF RIGHTS

The Escrow Agent declares that it will exercise all the rights and obligations arising from this Agreement in full accordance with the instructions received and established hereunder. The Escrow Agent may act or abstain from acting, at its discretion.

ARTICLE SIXTEEN:  MISCELLANEOUS

16.1. The Escrow Agent may deduct from the Escrow Account any amounts referred to in Section 11.1 and any other expenditure incurred as a result of the extension(s) of this Agreement, provided that such amounts for the whole time that this Agreement is in force beyond the original term will not exceed the amount of US$2,000 (Two Thousand U.S. Dollars) per year in which case the Escrow Agent will ask for the Parties' prior written consent.

16.2. If at any time one or more of the provisions hereof is or becomes null and void, illegal or unenforceable in any respect under any applicable provision, the validity, legality and enforceability of the other provisions will not be affected thereby in any manner whatsoever.

16.3. This Agreement and the other documents mentioned or provided for hereunder constitute the full agreement between the Parties with respect to the matters which are the purpose hereof.

16.4. This Agreement may be executed in any number of counterparts or counterpart signature pages, each of which will be deemed an original but all of which, together, will constitute one and the same instrument.

16.5. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto will be governed by and construed in accordance with the laws of the State of Colorado.

ARTICLE SEVENTEEN:  NOTICES

NOTICES. Pursuant to the effects arising from this Agreement, the Escrow Agent establishes its domicile at 950 17th Street, Suite 650, Denver, Colorado, the Buyer at __________, and the Sellers' Representative at Cerrito 740, Piso 16, Buenos Aires, Argentina, where all notices served will be valid. Notwithstanding the foregoing, the Parties undertake to send copies of any notices served by them (i) by delivery of same in person to the intended addressee, (ii) by sending such notice by Federal Express or another reputable private international courier service (a "Qualified Courier") for overnight (or its nearest equivalent) delivery to the intended addressee or (iii) by facsimile transmission to such Party at the facsimile number set forth for such Party below provided that a copy of same is deposited with a Qualified Courier for overnight delivery to the intended addressee, in each case for delivery to the address of the intended addressee as set forth below (or at such other address or fax number as may be designated by such Party as herein provided) to the officers mentioned hereinafter.

(a)      Escrow Agent

         Colorado National Bank
         950 17th Street, Suite 650
         Denver, Colorado 80202
         Attn: Colleen A. Carwin
         Phone No.: (303) 585-4549
         Fax No.: (303) 585-6865

(b)      Buyer

         __________________________
         __________________________
         __________________________
         __________________________
         Tel:    __________________
         Fax:    __________________

         Copy to:

         __________________________
         __________________________
         __________________________
         __________________________
         Tel:    __________________
         Fax:    __________________


(c)      Sellers' Representative

         UIH Argentina, Inc.
         Cerrito 750, piso 14
         1309 Buenos Aires
         Attn:  Bradley Johnson and/or Roberto H. Crouzel
         Tel:  (541) 372-5100
         Fax:  (541) 372-1990

         Copy to:

         UIH Argentina, Inc.
         4643 South Ulster, Suite 1300
         Denver, Colorado  80237
         Attn:  David J. Leonard
         Tel:  (303) 770-4001
         Fax:  (303) 770-4207

         W. Dean Salter, Esq.
         Holme Roberts & Owen LLP
         1700 Lincoln, Suite 4100
         Denver, Colorado  80203
         Telephone No.:  (303) 861-7000
         Fax No.:  (303) 866-0200

All notices, summons and requests will be effective upon such personal delivery or upon confirmation of delivery by facsimile transmission provided that delivery to the Qualified Courier is effected within three Business Days thereafter. In all other cases, notices, summons and requests will be effective three Business Days after having been deposited with a Qualified Courier for overnight (or its nearest equivalent) delivery. Rejection or other refusal to receive, or the inability to deliver because of changed address of which no notice was given as herein required, will be deemed to be receipt of the notice, summons or request sent.

ARTICLE EIGHTEEN:  ASSIGNMENT

No Party hereto may assign, transfer, negotiate or give in guarantee any of its rights or obligations under this Agreement, except as otherwise provided with respect to termination in Article Thirteen above.

ARTICLE NINETEEN:  DISPUTE RESOLUTION

Any dispute, controversy or claim arising out of or relating to this Agreement will be settled by the Arbitration Board of the Buenos Aires Stock Exchange, in accordance with generally accepted procedures. The place of arbitration will be Buenos Aires, Argentina, and in all of the arbitration the usual procedures followed by such tribunal will be used. The arbitration award will be in U.S. dollars and will include interest as from the date of the action which gave rise to such arbitration award. The arbitration award will be final and binding upon the Parties, and judgment may be entered thereon upon the application of any Party in any court of competent jurisdiction. An appeal may be lodged against the arbitration award pursuant to the provisions of the Civil and Commercial Procedures Code of the Federal Capital of the Republic of Argentina. Other costs of arbitration (including the fees and expenses of the arbiters) will be borne by the losing Party unless the arbitration award provides otherwise.

In witness whereof, the Parties and the Escrow Agent have caused this Agreement to be executed as of the date first written above.


SELLERS

__________


_________________________________
By:      ________________________
   Its:  ________________________


UIH ARGENTINA, INC.


_________________________________
By:      DAVID LEONARD
   Its:  President

BUYER

__________


_________________________________
By:      ________________________
   Its:  ________________________

ESCROW AGENT

U.S. BANK NATIONAL ASSOCIATION
dba COLORADO NATIONAL BANK


_________________________________
By:      ________________________
   Its:  Trust Officer

                                    EXHIBIT I

INVESTMENT PROGRAM

The Parties in full accordance with, and to all purposes under, the executed Escrow Agreement instruct the Escrow Agent so that it may carry out and develop the following investment program in connection with the Escrow Funds, in the manner and conditions set forth below:

I) Escrow Accounts: According to the provisions of Article One of the Escrow Agreement (Definitions) the Escrow Account in which the Escrow Funds will be initially deposited on the Effective Date in order to give an actual launching to the executed Escrow Agreement, will be any of the following:

     Bank: First Bank, N.A., Minneapolis, MN
     ABA Routing No.: 091000022
     Account No.:
     Account Name: First Trust National Association
     For Further Credit Account No.:
     Attn: Colleen Carwin
     Ref:

II) The Escrow Funds will be invested by the Escrow Agent in any of the following:

a)   money market funds;

b) any of the following so long as they are rated BBB or better (or the equivalent) by a public rating agency such as Moody's or Standard &
     Poor's: treasury notes, corporate bonds and notes, commercial paper, asset-backed securities; and

c)   mutual  funds investing solely in the items specified in clauses (a) and/or
     (b) above.

III) Any instructions to the Escrow Agent relating to a change in the investment of the Escrow Funds will be made by the Parties in writing. Until the Escrow Agent has received such an investment instruction, the Escrow Funds will remain in the investment in which they are invested, notwithstanding the provisions of clause (II) above.

IV) Pursuant to Section 6.2 of the Escrow Agreement, within the first ten (10) days of each calendar month, the Escrow Agent shall make available to the Parties an Escrow Account statement showing the transactions recorded thereon, including a description of all deposits and balances existing on the account.

                                   EXHIBIT II

                                     NOTICE


[Date]


Dear Sirs,

We refer to the Escrow Agreement dated October ___, 1997 (the "AGREEMENT") by and among U.S. Bank National Association dba Colorado National Bank as Escrow Agent, __________, and UIH Argentina, Inc., as Sellers, and __________ as Buyer. Capitalized terms used but not defined herein have the same meaning given such terms in the Agreement.

By these presents and in accordance with the provisions of Article Nine of the Agreement, the Parties instruct the Escrow Agent to transfer [part] [the whole] of the Escrow Funds as follows:

Amount:  US$



This notice, with the signature(s) of the undersigned and the incumbency certified by a Notary, exempts the Escrow Agent from any liability arising from the transfer of the Escrow Funds made hereunder.

Yours truly

Signature of the Sellers' Representative and the Buyer